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                      SECURITIES AND EXCHANGE COMMISSION

                            WASHINGTON, D.C. 20549

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                                   FORM 8-A

         FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES PURSUANT TO
         SECTION 12(b) OR 12(g) OF THE SECURITIES EXCHANGE ACT OF 1934

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                                PRT GROUP INC.
            (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

        DELAWARE                                   13-3914972
(STATE OF INCORPORATION OR                      (I.R.S. EMPLOYEE
      ORGANIZATION)                            IDENTIFICATION NO.)


                        342 MADISON AVENUE, 11TH FLOOR
                           NEW YORK, NEW YORK 10173
                   (ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)

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If this form relates to the registration of a class of securities pursuant to
General Instruction A.(c), please check the following box. [ ]

If this form relates to the registration of a class of securities pursuant to
Section 12(g) of the Exchange Act and is effective pursuant General Instruction A.(d), please check the following box. [x]

SECURITIES ACT REGISTRATION STATEMENT FILE NUMBER TO WHICH THIS FORM RELATES:
333-36169

    SECURITIES TO BE REGISTERED PURSUANT TO SECTION 12(b) OF THE ACT: NONE

       SECURITIES TO BE REGISTERED PURSUANT TO SECTION 12(g) OF THE ACT:

                    COMMON STOCK, PAR VALUE $.001 PER SHARE
                               (TITLE OF CLASS)


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ITEM 1.  DESCRIPTION OF REGISTRANT'S SECURITIES TO BE REGISTERED.

                  A description of the Registrant's Common Stock, par value $.001 per share, being registered hereby is contained in the Registrant's Registration Statement on Form S-1, as amended (Registration No. 333-36169) (the "Registration Statement"), initially filed with the Securities and Exchange Commission (the "Commission") on September 23, 1997, under the caption "Description of Capital Stock," which description is incorporated herein by reference.

ITEM 2.  EXHIBITS.

                  The securities to be registered are to be registered pursuant to Section 12(g) of the Securities Exchange Act of 1934, as amended, on the NASDAQ National Market (the "NASDAQ"), on which no other securities of the Registrant are registered. Accordingly, the following exhibits required in accordance with the instructions as to exhibits to a Registration Statement on Form 8-A have been duly filed with the NASDAQ:


1.       Form of Amended and Restated Certificate of Incorporation of
         Registrant.

2.       Form of Amended and Restated By-Laws of Registrant.

3. Form of Registration Rights Agreement among the Registrant and The Mellinger Group LLC.

4. Preferred Stock Purchase Agreement, dated as of November 21, 1996 (incorporated herein by reference to Exhibit 10.7 to the Registration Statement).

5.       Form of Warrant Exchange Agreement, dated as of September 16, 1997.

6. Stock Purchase Agreement among Robert Marchetti, Stephen Michaelson, and PRT Group Inc., dated as of July 1, 1997 (incorporated herein by reference to Exhibit 10.9 to the Registration Statement).

7. Specimen of Registrant's Common Stock Certificate (incorporated herein by reference to Exhibit 4.1 to the Registration Statement).



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                                  SIGNATURES


Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.

                                            PRT  GROUP INC.



                                            By:        /s/ Douglas K. Mellinger
                                            Name:      Douglas K. Mellinger
                                            Title:     Chairman, President and
                                                       Chief Executive Officer


Dated:  November 4, 1997


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